Exhibit 10.23

SUBSCRIPTION AGREEMENT

WARRANTS

VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”)

Purchase of Warrants of the Company

Instructions:

Complete and sign this Subscription Agreement. Please be sure to initial the appropriate “Accredited Investor” category in Box C.

A completed and originally executed copy of, and the other documents required to be delivered with, this Subscription Agreement, must be delivered to the following address:

Jerrold Dotson

Chief Financial Officer

VistaGen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, CA 94080

(650) 577-3600

jdotson@vistagen.com

1. Subscription. The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company the number of Warrants of the Company (“Warrants”) at the price and for the aggregate consideration set forth in Box A of Section 7 below (the “Subscription Price’). Each Warrant will entitle Subscriber to purchase one unregistered share of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) (the “Warrant Shares”) at a price of $0.50 per share, which shall be greater than the closing quoted market price per share of the Company’s Common Stock on the Nasdaq Capital Market on the effective date (defined below) of each Subscriber’s Subscription Agreement, (each warrant to purchase shares of Common Stock, a “ Warrant”). The Warrants shall be immediately exercisable and will expire three years following the effective date (defined below). The Subscription Price for each Warrant shall be $0.15. The effective date of this Subscription Agreement shall be defined as the date on which the Company receives Subscriber’s investment funds by wire transfer or check (the “Effective Date”).

2. The Subscriber acknowledges that this Subscription Agreement is subject to acceptance by the Company. The Company may also accept this Subscription Agreement in part. The Company and Subscriber agree that if this Subscription Agreement is not accepted in full, any funds related to the portion of this Subscription Agreement not accepted will be promptly returned to the Subscriber, without interest,

3. Subscriber Representations. Warranties and Agreements. By executing this Subscription Agreement, the Subscriber represents, warrants and covenants (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder) to the Company (and acknowledges that the Company is relying thereon) that:

(a) it is authorized to consummate the purchase of the Warrants;

(b) it understands that the Warrants and the Warrant Shares (collectively, the “Securities”) have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”), or any applicable state securities laws, and that the offer and sale of the Warrants to it is being made in reliance on a private placement exemption available under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act (“Regulation D”) to accredited investors (“Accredited Investors”), as defined in Rule 501 (a) of Regulation D;

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(c) it has reviewed copies of any documents considered by it to be important in making an investment decision whether to purchase the Warrants. In addition, it has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Warrants, and it acknowledges that it has been offered the opportunity to ask questions and receive answers from management of the Company concerning the terms and conditions of the offering of the Warrants, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in any documents provided to it;

(d) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrants and is able to bear the economic risks of, and withstand the complete loss of, such investment;

(e) it is an Accredited Investor acquiring the Warrants for its own account or, if the Warrants are to be purchased for one or more accounts (“Investor Accounts”) with respect to whom it is exercising sole investment discretion, each such investor account is an Accredited Investor on a like basis. In each case, the undersigned has completed the Accredited Investor Status questionnaire attached hereto to indicate under which category of Rule 501 (a) the investor qualifies as an Accredited Investor;

(0 it is not acquiring the Warrants with a view to any resale, distribution or other disposition of the Warrants in violation of federal or applicable state securities laws, and, in particular, it has no intention to distribute either directly or indirectly any of the Warrants in the U.S. or to U.S. persons; provided, however, that the holder may sell or otherwise dispose of any of the Warrants pursuant to registration thereof under the Securities Act and any applicable state securities laws or pursuant to an exemption from such registration requirements;

g) in the case of the purchase by the Subscriber of the Warrants as agent or trustee for any other person, the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(h) it is not purchasing the Warrants as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

i) neither the Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Subscriber, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The purchase of the Warrants by the Subscriber will not subject the Company to any Disqualification Event;

(j) it understands that the Securities are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and agrees that if it decides to offer, sell or otherwise transfer the Securities, such Securities may be offered, sold or otherwise transferred only (A) to the Company, (B) outside the U.S. in accordance with Rule 904 of Regulation S under the Securities Act, (C) within the U.S. or to or for the account or benefit of a U.S, Person in accordance with an exemption from the registration requirements of the Securities Act and all applicable state securities laws, (D) in a transaction that does not require registration under the Securities Act or any applicable U.S. state securities laws or (E) pursuant to an effective registration statement under the Securities Act, and in each case in accordance with any applicable state securities laws in the U.S. or securities laws of any other applicable jurisdiction; provided that with respect to sales or transfers under clauses (C) or (D), only if the holder has furnished to the Company a written opinion of counsel, reasonably satisfactory to the Company, prior to such sale or transfer;

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(k) it has been independently advised as to the applicable holding period and resale restrictions with respect to trading imposed in respect of the Securities, by securities legislation in the jurisdiction in which it resides or to which it is otherwise subject, and confirms that no representation has been made respecting the applicable holding periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the undersigned may not be able to resell the Securities except in accordance with applicable securities legislation and regulations;

1no person has made to the Subscriber any written or oral representations:

that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of the Securities; or

(iii) as to the future price or value of any of the Securities;

(m) it understands and acknowledges that, upon exercise of the Warrants in accordance with the terms therein, the Company may issue certificates representing the Warrant Shares, which certificates shall bear the following legend or another legend of substantially similar substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE U.S. IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN THE CASE OF (C) AND (D), THE SELLER FURNISHES TO THE COMPANY A WRITTEN OPINION OF

COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”

(n) it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth and described herein.

(o) the office or other address of the undersigned at which the undersigned received and accepted the offer to purchase the Warrants is the address listed in Box B of Section 6 below.

(p) if required by applicable securities laws, regulations, rule or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file, within the approved time periods, all documentation as may be required thereunder, and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Warrants.

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(q) this subscription agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(r) it is not an affiliate (as defined in Rule 144 under the Securities Act) of the Company and is not acting on behalf of an affiliate of the Company.

4 Representations. Warranties and Covenants of the Company. As a material inducement of Subscriber to enter into this Subscription Agreement and subscribe for the Warrants, the Company represents and warrants to Subscriber, as of the date hereof, as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it, and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States, (B) any change, event, state of facts or development generally affecting the industry in which the Company operates, (C) any change, event, state of facts or development arising from or relating to compliance with the terms of this Subscription Agreement, (D) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions, (E) changes in laws or generally accepted accounting principles (“GAAP”) after date hereof or in interpretations thereof, or (F) any matter disclosed in this Subscription Agreement (including the schedules hereto).

(b) Authority. The Board of Directors of the Company has duly authorized the execution, delivery and performance of this Subscription Agreement by the Company, and the consummation of the transactions contemplated hereby. This Subscription Agreement has been (or upon delivery will be) duly executed by the Company when delivered in accordance with the terms hereof, and will constitute, assuming due authorization and execution and delivery by each of the parties thereto, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Securities, when issued, will be validly issued, fully-paid and non-assessable.

(c) No Conflicts. The execution and delivery of the Agreement and Securities and the consummation of the transactions contemplated by this Agreement and the Securities, will not (i) conflict with or result in a breach of Or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

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(d) No Solicitation. The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the sale of the Securities. There are no brokers or other fees due with respect to the sale of the Securities.

(e) Material Disclosure. No representation, warranty or statement contained in this Section 3 or any disclosure furnished by the Company pursuant to this Agreement or pursuant to its filings with the Securities and Exchange Commission contains or will contain at closing hereunder any untrue statement of material fact or omits or will omit at such closing to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5. Conditions to Closing.

(a) The Company’s obligation to issue and sell the Warrants to Subscribers is subject to the fulfillment (or waiver by the Company) of the following conditions:

(i) Representations and Warranties. The representations and warranties made by Subscribers in this Subscription Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects upon issuance of the Warrants;

(ii) Accredited Investor Questionnaire. All Subscribers shall have completed and delivered to the Company the Accredited Investor section of the Subscriber’s signature page attached hereto; and

(iii) Approval of Subscribers. The Company, in its reasonable discretion, shall have approved the participation and amount of participation of any Subscribers who are either individuals that are non-United States citizens or are entities domiciled in any jurisdiction other than the United States.

(b) Each Subscriber’s obligation to purchase the Warrants is subject to the fulfillment (or waiver by such Subscriber) of the following conditions:

(i) Representations and Warranties. The representations and warranties made by the Company in this Subscription Agreement shall be true and correct when made, and shall be true and correct in all material respects upon issuance of the Warrants; and

(ii) Compliance with Securities Laws. The Company shall have obtained all permits and qualifications required under federal and/or state law and/or foreign law for the offer and sale of the Warrants or shall have the availability of exemptions therefrom. Upon sale of the Warrants, the Company shall file a Form D with the United States Securities and Exchange Commission in a timely manner as well as any “blue sky” filings required by the states in which Subscribers are located.

6. Legends. Subscriber understands and agrees that the Company will cause any necessary restrictive legends to be placed upon any instruments(s) evidencing ownership of the Warrants, together with any Other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company.

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7. General Provisions.

(a) Confidentiality. Subscriber covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Subscriber may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Subscriber in connection with this Subscription Agreement, or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by Subscriber; provided, however, that a Subscriber may disclose such information to its attorneys, accountants, consultants, assignees or transferees and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of Subscriber’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

(b) Successors. The covenants, representations and warranties contained in this Subscription Agreement shall be binding on Subscriber’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Subscription Agreement may not be assigned by any party without the prior written consent of the other party.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

(d) Execution by Facsimile. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(e) Governing Law and Jurisdiction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions. THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO. THE PARTIES HERETO EACH AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND/OR THE OFFERING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN

MATEO, AND ACCORDINGLY, THE PARTIES EACH IRREVOCABLY WAIVE ANY OBJECTION

WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT. Each of Subscriber and Company hereby irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and brought in any such court, any claim that Subscriber or the Company is not subject personally to the jurisdiction of the above named courts, that Subscriber’s or the Company’s property, as applicable, is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

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(0 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, •to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i) if to the Company, to the address first set forth above.

(ii) if to Subscriber to the address set forth next to its name on the signature page hereto.

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8. SUBSCRIPTION PARTICULARS

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

BOX A

Particulars of Purchase of Warrants

Number of Warrants subscribed for:	250,000

Subscription Price ($0.15 X number of Warrants)	$37,500

BOX B

Subscriber Information For individual subscribers this address should be Subscriber’s primary legal residence. For entities other than individual subscribers, please provide address information for the entity’s primary place of business. Information regarding a joint subscriber should also be included.

Name	________________________________ Tauriga Sciences Inc.

Street Address	________________________________ 555 Madison Avenue

Street Address (2)	________________________________ 5th Floor

City and State	________________________________ New York, NY

Zip Code	________________________________ 10022

Contact Name Seth M. Shaw (CEO)	____________________________________________

Alternate Contact	Kevin P. Lacey (CFO)
________________________________

Phone No.	(917) 796-9926
________________________________

Fax No. / E-mail Address	sshaw@tauriga.com
________________________________

Tax ID # or Social Security #	________________________________ 30-0791746

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BOX C

Accredited Investor Status

The Subscriber represents and warrants that it is an “accredited investor”, as defined in Rule 501(a) under the Securities Act, by virtue of satisfying one or more of the categories indicated below (please write your initials on the line next to each applicable category):

[ ]	Category 1.	A bank, as defined in section 3(a)(2) of the Securities Act.

A savings and loan association or other institution, as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

An insurance company as defined in section 2(a)(13) of the Securities Act.

An investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

A Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,0

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

[ ]	Category 2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.
An organization described in Section 501 of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

[ ]	Category 3.	A director or executive officer of the Company.

[ ]	Category 4.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1 ,000,000, excluding the value of the person’s primary residence, if any.

[ ] [ ]	Category 5. Category 6.	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

[ ]	Category 7.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the U.S. Securities Act.

[X]	Category 8.	An entity in which each of the equity owners is an accredited investor.

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SUBSCRIBER SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

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AGREED AND SUBSCRIBED		AGREED AND SUBSCRIBED SIGNATURE OF JOINT SUBSCRIBER

By:		This 6th day of December 2019
Name:	Seth M. Shaw	By:
Title	(if any): Chief Executive Officer	Name:
Title (if any):

TAURIGA SCIENCES INC.

Subscriber Name (Typed or Printed)		Additional Subscriber Name (Typed or Printed)